SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): July 8, 2003 (June 24, 2003)

                             LASERSIGHT INCORPORATED
              Exact name of registrant as specified in its charter

                                    Delaware
                  State or other jurisdiction of incorporation

            0-19671                                       65-0273162
     Commission File Number                             I.R.S. Employer
                                                       Identification No.

              6903 University Boulevard, Winter Park, Florida 32792
                     Address of Principal Executive offices

       Registrant's telephone number, including area code: (407) 678-9900


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Item 5. Other Events and Regulation FD Disclosure

This current report contains forward-looking statements regarding future events and future performance of the Company, including statements with respect to consummation of a proposed transaction and commercialization of products, all of which involve risks and uncertainties that could materially affect actual results. Such statements are based on Management's current expectations and actual results could differ materially. Investors should refer to documents that the Company files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause the actual results to vary from current expectations and the forward-looking statements contained in this report. Such filings include, without limitation, the Company's Form 10-K, Form 10-Q and form 8-K reports.

LaserSight Incorporated issued a press release dated June 24, 2003 to disclose the execution of an agreement with Shenzhen New Industries Medical Development Co. ("Shenzhen New Industries"), Shenzhen, the People's Republic of China and its Hong Kong based affiliate New Industries Investment Consultants (H.K.) LTD ("New Industries Investment Consultants")., the holder of LaserSight's Series H Convertible Preferred Stock issued during 2002. As announced on August 16, 2002, LaserSight and Shenzhen New Industries entered into a strategic relationship that included the purchase of at least $10 million worth of LaserSight products during a twelve month period ending in August of 2003, distribution of LaserSight products in mainland China, Hong Kong, Macao and Taiwan, and a $2 million equity investment in LaserSight Incorporated by New Industries Investment Consultants. The investment in LaserSight was in the form of the purchase of Convertible Preferred Stock, the Series H Stock that, subject to certain restrictions, is convertible into approximately 40% of LaserSight's Common Stock.

Prior to the execution of the agreement mentioned above, Shenzhen New Industries had purchased approximately $4.5 million worth of LaserSight products. As previously announced in its most recent 10-Q Quarterly Report, the Company had minimal cash and was unable to manufacture products due to limited inventories and unfavorable financial relationships with its vendors. The Company and Shenzhen New Industries executed this agreement in order to start to implement a rescue plan for LaserSight and a restructuring of LaserSight's governance, management and operations.

The Company has recently adjusted its business strategy to focus on sales of the Company's products in China, one of the world's largest markets for laser vision correction treatment. Under this new business strategy the Company's operations will be streamlined to improve efficiency and cut costs. The successful implementation of the new strategy and this restructuring is the key to improving the Company's cash flow and operating results.

Under the terms of the agreement, Shenzhen New Industries shall proceed with further purchase orders and will make efforts to provide necessary advance payments according to a schedule to be agreed upon between the parties. If LaserSight's operations are proceeding substantially in accordance with its restructured business plan, Shenzhen New Industries has indicated that it intends to purchase additional LaserSight products above and beyond the $10 million in product purchases previously agreed to.

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This reorganization will facilitate the ability of the Company to focus on the
China market. As previously announced in the Company's most recent 10-Q Quarterly report, the Company and its Chinese strategic partner continue to discuss the implementation of a long term business strategy for China that will allow the Company to share in the recurring revenue.

Item 6. Resignations of Registrant's Directors

The Company also announced that Francis E. O'Donnell, Jr., M.D. and David Peroni have resigned from their positions as members of LaserSight's Board of Directors and that Dr. O'Donnell has resigned as Chairman of the Company's Board of Directors. Xian Ding Weng has been elected Chairman of the Board. Mr. Weng has been a LaserSight director since October 2002 and founded New Industries Investment Co., Ltd in Shenzhen, China in 1993 serving as its President and Chief Executive Officer.

Item 7.  Financial Statements and Exhibits.

      (a) Financial statements:

          Not applicable.

      (b) Pro forma financial information:

          Not applicable.

      (c) Exhibits:

          Exhibit 99      Press release dated June 24, 2003

          Exhibit 99.1 Agreement, June 20, 2003 by and among Lasersight Incorporated, Shenzhen New Industries Medical Development Co., LTD, and New Industries Investment Consultants (H.K.) LTD.

          Exhibit 99.2    Resignation, Francis E. O'Donnell, Jr. M.D.

          Exhibit 99.3    Resignation, David Pieroni

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               LaserSight Incorporated

Date: July 8, 2003                         By: /s/ Michael R. Farris
                                               ---------------------------
                                               Michael R. Farris
                                               Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit 99     Press release dated June 24 , 2003.

Exhibit 99.1 Agreement, June 20, 2003 by and among Lasersight Incorporated, Shenzhen New Industries Medical Development Co., LTD, and New Industries Investment Consultants (H.K.) LTD.

Exhibit 99.2   Resignation, Francis E. O'Donnell, Jr. M.D.

Exhibit 99.3   Resignation, David Pieroni